EXHIBIT 10.10

FIRST AMENDMENT TO AGREEMENT OF SUBLEASE

THIS FIRST AMENDMENT TO AGREEMENT OF SUBLEASE ("Amendment") is made and entered into as of this 30th day of June, 2010, by and between WENDY’S/ARBY’S GROUP, INC., a Delaware corporation ("Sublandlord") and TRIAN FUND MANAGEMENT, L.P., a Delaware limited partnership ("Subtenant").

WHEREAS, pursuant to an Agreement of Lease (the “Original Lease”), dated May 1, 1996, originally between Sablons Investors, Inc., a New York corporation, predecessor-in-interest to Broadway 280 Park Fee, LLC, as landlord (“Prime Landlord”), and Sublandlord, as tenant, as such Original Lease was amended by Supplemental Lease and First Amendment to Lease Agreement, dated July, 1996 (the “First Amendment”) and by Second Amendment to Lease, dated October 13, 2000 (the “Second Amendment”; the Original Lease, as so amended by the First Amendment and the Second Amendment, being referred to herein as the “Lease”), Sublandlord leases from Prime Landlord certain Demised Premises more particularly described in the Lease, including the entire forty-first (41st) floor of the building located at 280 Park Avenue, New York, New York (the “Building”; as more particularly described in the Lease); and

WHEREAS, Sublandlord and Subtenant are parties to that certain Agreement of Sublease, dated July 31, 2007, by and between Triarc Companies, Inc. (prior name of Sublandlord) and Subtenant (the "Sublease"), whereby Subtenant subleases from Sublandlord the 41st Floor of the Building;

WHEREAS, Sublandlord and Subtenant desire to amend the Sublease as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.	Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning set forth in the Sublease.

3.	Amendments. The Sublease is hereby amended as follows:

(a)	Fixed Rent and Additional Rent. Subsection 4.1. of the Sublease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Subtenant shall pay to Sublandlord, commencing on the Sublease Commencement Date, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as fixed rent (“Fixed Rent”), three (3) business days prior to the first (1st) day of each month during the Term, for the period commencing on the Sublease Commencement Date and ending on the Expiration Date, the sums as follows:

With respect to the rental period between the Sublease Commencement Date and December 31, 2009:  One Million Two Hundred Seventeen Thousand Seven Hundred Ten and No/100 Dollars ($1,217,710.00) per annum, payable in equal month installments of $101,475.83;

With respect to the rental period between January 1, 2010 and March 31, 2010:  Three Hundred Four Thousand Four Hundred Twenty-Seven and 49/100 Dollars ($304,427.56), payable in three equal month installments of $78,058.00 and 26 equal monthly installments, commencing April 1, 2010, of $2,702.06;

With respect to the rental period between April 1, 2010 and the Expiration Date:  One Million Nine Hundred Fifty-Nine Thousand Two Hundred Fifty-Four and 44/100 Dollars ($1,959,254.44), payable in equal monthly installments of $75,355.94.”

(b)
Section 21 – Termination:  Section 21 of the Sublease is hereby amended to delete Subtenant’s right to terminate the Sublease upon not less than sixty (60) days prior written notice while retaining Sublandlord’s right to terminate pursuant to the terms contained therein.

4.
Ratification of the Sublease.  Except as otherwise amended hereby, the terms and covenants of the Sublease are hereby verified and ratified by Sublandlord and Subtenant, and remain in full force and effect.

5.	Miscellaneous.

(a)	In the event of a conflict between the terms of the Sublease and this Amendment, the terms of this Amendment shall control.

(b)	The Sublease and this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

(c)
This Amendment may be executed in counterparts by the parties hereto and all such counterparts when taken together shall be deemed to be one original.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of an original counterpart of this Amendment.

(d)	This Amendment shall be governed under the laws of the State in which the Demised Premises are located.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the authorized representatives of Sublandlord and Subtenant have executed this Amendment as of the day and year first above written.

SUBLANDLORD:

WENDY’S/ARBY’S GROUP, INC.,
a Delaware corporation

By: /s/ Susan M. Gordon
                    Print Name: Susan M. Gordon
                    Title: VP and Legal Counsel

By: /s/ Daniel T. Collins
                    Print Name: Daniel T. Collins
                    Title: Senior Vice President

                    Lease Management Approved: /s/ SMG

Legal Approved: /s/ MN

[Signatures Continued on Following Page]

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[Signatures Continued from Previous Page]

SUBTENANT:

TRIAN FUND MANAGEMENT, L. P.,
a Delaware limited partnership

By: Trian Fund Management GP, LLC, its general partner

By: /s/ Peter W. May
                    Print Name: Peter W. May
                    Title: Member